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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


         We consent to the incorporation by reference in Registration Statements on Form S-8 (File No.'s 333-20403 and 333-21001) of Titanium Metals Corporation of our reports dated January 21, 1997, on our audits of the consolidated financial statements and financial statement schedules of Titanium Metals Corporation as of December 31, 1995 and 1996, and for each of the three years in the period ended December 31, 1996, which reports are included in this Annual Report on Form 10-K.


                                        COOPERS & LYBRAND L.L.P.



Denver, Colorado
March 28, 1997